EXHIBIT 23.1




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Ten Industrial Way East, Ste 2, Eatontown, NJ  07724  (732) 544-8111
Fax (732) 544-8788  E-Mail: tax@wgpc.net


                                                Wiener, Goodman
                                                          & Company, P.C.
                                                          ===============
                                                    Certified Public Accountants
                                                           & Consultants

                                                                Joel Wiener, CPA
                                                             Gerald Goodman, CPA
Memberships
    SEC Practice Section of AICPA
    PCPS of AICPA
    American Institute of CPA
    New Jersey Society of CPA


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BigString Corporation

We hereby consent to the incorporation by reference, in the amendment No. 1 to the Registration Statement on Form SB-2 of BigString Corporation, of our report dated July 31, 2005 relating to the financial statements of BigString Corporation for the year ended December 31, 2004 and the period October 8, 2003 (Date of Formation) through December 31, 2003 and to the use of our name as it appears under the caption "Experts".




/s/ Wiener, Goodman & Company, P.C.
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Wiener, Goodman & Company, P.C.
Certified Public Accountants

October 21, 2005